Exhibit 99.1

Investor	Larry McGrath	Media	Ethan Slavin
Contact:	Executive Vice President	Contact:	860-273-6095
	Chief Strategy Officer &		Ethan.Slavin@CVSHealth.com
Chief Strategic Advisor to the CEO investorinfo@cvshealth.com

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Pricing of Any and All Tender Offer

WOONSOCKET, RI, December 6, 2024 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the Reference Yield and Total Consideration (as summarized in the table below) to be paid in connection with the previously announced cash tender offer (the “Any and All Tender Offer”) for any and all of its 4.100% Senior Notes due 2025 (the “Any and All Notes”).

The Reference Yield and Total Consideration for the Any and All Notes are summarized in the tables below:

Any and All Notes:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	Maturity Date	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Reference Yield	Total Consideration(1)
4.100% Senior Notes due 2025	126650CW8	CVS Health Corporation	$950,087,000	3/25/2025	3.875% due 3/31/2025	FIT3	+25 bps	4.434%	$998.22

(1)	Per $1,000 principal amount of Any and All Notes validly tendered at or prior to the Any and All Expiration Date and accepted for purchase.

The Any and All Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 2, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a more detailed description of the Any and All Tender Offer. Copies of the Offer to Purchase and the form of notice of guaranteed delivery with respect to the Any and All Notes (“Notice of Guaranteed Delivery”) are available at www.dfking.com/cvs. The Any and All Tender Offer is open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Any and All Notes.

The Total Consideration for each $1,000 principal amount of the Any and All Notes was determined in the manner described in the Offer to Purchase by reference to the fixed spread set forth in the table above plus the yield to maturity of the UST Reference Security set forth in the table above on the bid-side price of such UST Reference Security as of 11:00 a.m., New York City time, on December 6, 2024.

Any and All Notes validly tendered and not validly withdrawn, or in respect of which a properly completed and duly executed Notice of Guaranteed Delivery is delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase (the “Guaranteed Delivery Procedures”), at or prior to 5:00 p.m., New York City time, on December 6, 2024 (such date and time, as it may be extended, the “Any and All Expiration Date”) (unless earlier terminated by CVS Health as described in the Offer to Purchase), that are accepted for purchase will receive the Total Consideration for the Any and All Notes.

The settlement date for the Any and All Notes validly tendered at or prior to the Any and All Expiration Date, or validly tendered pursuant to the Guaranteed Delivery Procedures, and accepted for purchase is expected to be December 11, 2024, the third business day following the Any and All Expiration Date (the “Any and All Settlement Date”).

In addition to the Total Consideration for the Any and All Notes, Holders of the Any and All Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Any and All Notes from the last interest payment date with respect to those Any and All Notes to, but not including, the Any and All Settlement Date.

Holders who tender their Any and All Notes at or prior to 5:00 p.m., New York City time, on December 6, 2024 (such date and time, as it may be extended, the “Any and All Withdrawal Deadline”) may withdraw such tendered Any and All Notes at any time at or prior to the Any and All Withdrawal Deadline. Following the Any and All Withdrawal Deadline, Holders who have tendered their Any and All Notes may not withdraw such Any and All Notes unless CVS Health is required to extend withdrawal rights under applicable law.

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to amend, extend or terminate the Any and All Tender Offer at any time prior to the Any and All Expiration Date. The Any and All Tender Offer is not conditioned on any minimum principal amount of Any and All Notes being tendered but the Any and All Tender Offer is subject to a financing condition and certain other general conditions as described in the Offer to Purchase.

CVS Health has retained Barclays Capital Inc. and Mizuho Securities USA LLC to act as Dealer Managers for the Tender Offers (as defined in the Offer to Purchase). D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. The Offer to Purchase and, in connection with the Any and All Notes, the Notice of Guaranteed Delivery may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Notes (as defined in the Offer to Purchase) may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 487-4870 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Mizuho Securities USA LLC at (866) 271-7403 (toll-free) or (212) 205-7741. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is a leading health solutions company building a world of health around every consumer it serves and connecting care so that it works for people wherever they are. As of September 30, 2024, the Company had more than 9,000 retail locations, more than 900 walk-in medical clinics, more than 225 primary care medical clinics, a leading pharmacy benefits manager with approximately 90 million plan members and expanding specialty pharmacy solutions, and a dedicated senior pharmacy care business serving more than 800,000 patients per year. The Company also serves an estimated more than 36 million people through traditional, voluntary and consumer-directed health insurance products and related services, including expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company is creating new sources of value through its integrated model allowing it to expand into personalized, technology driven care delivery and health services, increasing access to quality care, delivering better health outcomes and lowering overall health care costs.

Forward-Looking Statements

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

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